Exhibit 23.0


The Board of Directors
Park Bancorp, Inc.


We consent to the incorporation by reference of our report dated January 26, 2001 relating to the consolidated financial statements of Park Bancorp, Inc. as of December 31, 2000 and for each of the years in the three-year period ended December 31, 2000 and included in the Company's Annual Report on Form 10-K, in the Registration Statement on Form S-8 (File No. 333-33103) pertaining to the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan.




                                             Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 13, 2001